                                                                    Exhibit 4.29



                             SEVENTH AMENDMENT FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE II

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                       NUMBER: PKS.101/HK.820/TCC-00/2003
                             DATE: 04 DECEMBER 2003

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                        PT TELEKOMUNIKASI INDONESIA, TBK

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                               SEVENTH AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II
                                    BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, TBK.
                                      AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

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                       NUMBER: PKS.101/HK.820/TCC-00/2003

On this day FOURTH of DECEMBER, year TWO THOUSAND THREE, placed at Jakarta, between the concerned parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, TBK., telecommunications services and network provider established and incorporated under the law of Republic of Indonesia, having its address at Jalan Japati No. 1 Bandung 40133, in this legal act represent by, TRI DJATMIKO, HEAD OF CONSTRUCTION CENTER, based on the Power of Attorney of President Director Number: K.TEL. 107/HK510/UTA-00/02 dated 15 August 2002, hereinafter referred to as TELKOM.


II. CONSORTIUM OLEX - LUCENT - BRIMBUN, a consortium formed under Notarial Deed No. 9 dated 14th December 2001, by Notary Benny Djaja, SH, SE, MM., and as amended under Notarial Deed No. 20 dated 8th September 2003 by Notary Imelda Nur Pane, SH, having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Letjen S. Parman Kav. 12, Jakarta-11480; whereas in this legal act to be represented by FADJAR TJOANDA, hereinafter referred to as PARTNER.

     CONSORTIUM OLEX - LUCENT - BRIMBUN consists of:

     PT. OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia 15th Floor, Jakarta, as CONSORTIUM LEADER, hereinafter referred to as OLEX.

     LUCENT TECHNOLOGIES SINGAPORE PTE LTD, having its address at Technopark@ Chai Chee, 750 D Chai Chee Road, Singapore 469004, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT.

     PT. BRIMBUN RAYA INDAH, having its address at Pos Pengumben 10A, Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to as BRIMBUN.

     PT. LINTAS TEKNOLOGI INDONESIA, having it's address at Tifa Building 3rd Floor, Jakarta, as CONSORTIUM MEMBER, hereinafter referred to as LINTAS.

     hereinafter all together in this Amendment referred to as PARTNER.


By first taking into Consideration of the following matters :

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number :
     PKS.14/HK810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT".

b. whereas, TELKOM and PARTNER has changed some articles in the Main Contract with the first Amendment Nomor PKS. 155/HK-820/UTA-00/2002 dated August 22, 2002, hereinafter referred to as "FIRST AMENDMENT";

c. whereas, TELKOM and PARTNER has changed some articles in the Main Contract and first Amendment with the "Second Amendment" Nomor PKS.
     192/HK-820/UTA-00/2002 dated October 25, 2002, hereinafter referred to as "SECOND AMENDMENT";

d. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, and the Second Amendment with the "the Third Amendment" Nomor PKS. 121/HK-820/PEM-00/2002 dated December 20, 2002, hereinafter referred to as "THIRD AMENDMENT";

e. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, the Second Amendment and the Third Amendment, with the Fourth Amendment Nomor PKS. 21/HK-820/PEM-00/2003 dated 20 March 2003, hereinafter referred to as "FOURTH AMENDMENT".

f. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, the Second Amendment, the Third Amendment, and Fourth Amendment with the Fifth Amendment Nomor PKS. 50/HK-820/TCC-00/2003 dated 26 June 2003 hereinafter referred to as "FIFTH AMENDMENT".

g. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, the Second Amendment, the Third Amendment, Fourth Amendment and Fifth Amendment with the Sixth Amendment Nomor PKS. 87/HK-820/TCC-00/2003 dated 09 October 2003 hereinafter referred to as "SIXTH AMENDMENT".

h. whereas, PARTNER has completed and handed-over some Ring-system e.l Ring X, Ring Y, Accelerate Ring Y, Ring 1, Ring 2, Ring 3, Ring 4, Ring 5, Ring 7, Ring 8, Ring 10, Ring 11, NMS, Spare, Supporting Facility, SDH and DXC Training which copy of BAST-I attached.

i. whereas, TELKOM and PARTNER have agreed to amend the Scope of Work and Implementation Schedule of several Rings;

j. whereas TELKOM with it's Letter number: TEL:937/LG270/TCC-00/2003 dated DECEMBER 2, 2003 has agreed with Amendment VII;

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions stipulated in the Main Contract, First
Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment in accordance with the following terms and conditions:


                                   ARTICLE 1
                                 SCOPE OF WORK

(1) TELKOM and PARTNER have agreed to amend the Bill of Quantity (BoQ) of the scope of work.

(2) Scope of Work based on this Amendment as specified in detail as stated in Attachment II of this Amendment.


                                   ARTICLE 2
                                CONTRACT AMOUNT

(1) The contract price based on this Amendment including VAT, insurance and other taxes based on the law of Indonesia as follows:

     - US$ 28,880,957.30 (TWENTY EIGHT MILLION EIGHT HUNDRED EIGHTY THOUSAND NINE HUNDRED FIFTY SEVEN UNITED STATES DOLLAR AND THIRTY CENTS) and

     * RP. 123.239.741.460,00 (ONE HUNDRED TWENTY THREE BILLION TWO HUNDRED THIRTY NINE MILLION SEVEN HUNDRED FORTY ONE THOUSAND FOUR HUNDRED SIXTY RUPIAH)

(2) The contract price per-ring system and it's breakdown as stated in Attachment II of this Amendment.


                                   ARTICLE 3
                             IMPLEMENTATION PERIOD

TELKOM and PARTNER agree to amend the Implementation Schedule for some Rings. The Implementation Schedule of each Ring as stated in Attachment III of this Amendment.


                                   ARTICLE 4
                                   ATTACHMENT

All attachment as follows shall be an unity that could not be separated of this Amendment, consist of:

Attachment-I:
     Approval letter from TELKOM

Attachment-II:
     BoQ and Price Schedule

Attachment-III:
     Project Implementation Schedule

Attachment IV:
     Disburment Plan

Attachment-V:
     Minutes of Meeting and Clarification

Attachment-VI:
     Copy of BAST-I

                                   ARTICLE 5
                                     OTHERS

(1) This Amendment shall be effective as of the date after signing by both parties.

(2) Articles and/or Attachments of the Main Contract and its Amendments which are not amended by this Amendment, shall remain prevail and legally binding by both parties.

(3) Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of implementation and others.




PT. TELEKOMUNIKASI INDONESIA, TBK.           KONSORSIUM
                                             OLEX-LUCENT-BRIMBUN,

[signature]                                  [signature + stamp duty]

TRI DJATMIKO                                 FADJAR TJOANDA
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KEPALA PUSAT CONSTRUCTION CENTER             PIMPINAN KONSORSIUM